UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2026

KORE Group Holdings, Inc.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-40856	86-3078783
(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, 11th Floor
Atlanta,	GA	30338	877-710-5673
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common stock, $0.0001 par value	KORE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 21, 2026, KORE Group Holdings, Inc., a Delaware corporation (the “Company”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of February 26, 2026 (the “Merger Agreement”), by and among the Company, KONA Parent L.P., a Delaware limited partnership (“Parent”) affiliated with certain funds managed by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”) and Abry Partners, LLC and/or Abry Partners II, LLC, and KONA Merger Sub Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). In accordance with the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of an affiliate of Parent (the “Surviving Corporation” and such merger, the “Merger”).

On July 17, 2026, Searchlight IV KOR, L.P. (“Searchlight IV KOR”) exercised all of the warrants issued by the Company to Searchlight IV KOR , on November 15, 2023 and December 13, 2023 (the “Penny Warrants”). Searchlight IV KOR contributed all of the shares underlying the Penny Warrants to Parent immediately prior to the effective time of the Merger (the “Effective Time”).

Pursuant to (i) the Rollover, Voting and Support Agreement, dated as of February 26, 2026, by and among the Company, Parent and Searchlight IV KOR, (ii) the Rollover, Voting and Support Agreement, dated as of February 26, 2026, by and among the Company, Parent, and ABRY Partners VII, L.P., (iii) the Rollover, Voting and Support Agreement, dated as of February 26, 2026, by and among the Company, Parent, and ABRY Partners VII Co-Investment Fund, L.P., (iv) the Rollover, Voting and Support Agreement, dated as of March 17, 2026, by and among the Company, Parent and Dotmar Investments Limited, (v) the Rollover, Voting and Support Agreement, dated as of March 17, 2026, by and among the Company, Parent and Richard Burston, and (vi) the Rollover, Voting and Support Agreement, dated as of March 17, 2026, by and among the Company, Parent and Terrdian Holdings Inc. (the “Rollover Agreements”), immediately prior to the Effective Time, Searchlight IV KOR, L.P., ABRY Partners VII, L.P., ABRY Partners VII Co-Investment Fund, L.P., Dotmar Investments Limited, Richard Burston, and Terrdian Holdings Inc. (collectively, the “Rollover Stockholders”) transferred, contributed and delivered to Parent the shares of the Company’s common stock (the “Company Common Stock”), subject to the Rollover Agreements in exchange for Class A partnership interests of Parent.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report is incorporated by reference herein.

The information set forth in Item 2.03 of this Current Report is incorporated by reference herein.

Item 1.02.	Termination of Material Definitive Agreements.

At the Effective Time, the Company terminated the Company’s 2021 Long-Term Stock Incentive Plan, as amended or restated.

On July 21, 2026, KORE Wireless Group Inc. repaid all loans and terminated all credit commitments outstanding under that certain Credit Agreement, dated as of November 9, 2023, by and among KORE Wireless Group Inc., the Company, King LLC Merger Sub, LLC (as successor to Maple Intermediate Holdings Inc.), WhiteHorse Capital Management, LLC., and the lenders party thereto.

In addition, on July 21, 2026, KORE Wireless Group Inc. repurchased all of the outstanding 5.50% Exchangeable Senior Notes due 2028 (the “Notes”) issued under that certain Amended and Restated Indenture (the “Indenture”), dated as of November 15, 2021, by and among KORE Wireless Group Inc., the Company, and Wilmington Trust, National Association, and satisfied and discharged the Indenture, the Notes and any related guarantees.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02 and 5.03 of this Current Report is incorporated by reference herein.

Pursuant to the terms of the Merger Agreement, at the Effective Time and as a result of the Merger:

(a)
Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by Parent or Merger Sub, including shares contributed to Parent pursuant to the Rollover Agreements that are being entered into in connection with the Merger, (ii) shares held by the Company as treasury stock and (iii) shares held by stockholders who have properly exercised and perfected appraisal rights under Delaware law) was automatically cancelled and converted into the right to receive an amount in cash equal to $9.25 per share, without interest and subject to any applicable withholding taxes (the “Merger Consideration”).

(b)	Each outstanding warrant to purchase Company Common Stock that was not exercised as of the Effective Time remained outstanding after the Merger in accordance with its terms.

(c)
Each restricted stock unit (“RSU”) outstanding immediately prior to the Effective Time was automatically converted into the right to receive a cash-based award (a “Parent Equity Cash Award”) in an amount equal to the product of (i) the number of shares of Company Common Stock subject to such RSU immediately prior to the Effective Time multiplied by (ii) the Merger Consideration. Each Parent Equity Cash Award remained outstanding after the Effective Time and is subject to the same terms and conditions that applied to the corresponding RSU immediately prior to the Effective Time, including the applicable vesting schedule, acceleration (including double-trigger vesting protection) and payment-timing provisions.

(d)
Long-term cash awards that were subject to performance-based vesting conditions and were outstanding immediately prior to the Effective Time (“Cash Awards”) remained outstanding after the Effective Time and will continue to be eligible to vest and become payable upon achievement, through the end of the applicable performance period, of the performance-based vesting conditions applicable to such Cash Awards immediately prior to the Effective Time, subject to the same terms and conditions that applied to such Cash Award prior to the Effective Time, including vesting schedule, acceleration (including double-trigger vesting protection) and payment-timing provisions.

(e)
Cash Awards that were subject only to service-based vesting conditions (or that were previously subject to performance-based vesting conditions with respect to which the performance period ended prior to the Effective Time) and were outstanding immediately prior to the Effective Time remained outstanding after the Effective Time and will continue to be eligible to vest and become payable upon satisfaction of the applicable service-based vesting conditions in effect immediately prior to the Effective Time, subject to the same terms and conditions that applied to such Cash Award prior to the Effective Time, including vesting schedule, acceleration (including double-trigger vesting protection) and payment-timing provisions.

Following the Merger, each share of Series A-1 Preferred Stock, all of which are shares held by Searchlight IV KOR, remained outstanding in accordance with the terms of the Series A-1 Certificate of Designations and represented shares of Series A-1 Preferred Stock of the Surviving Corporation on such terms.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2026 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 21, 2026, KORE Wireless Group Inc. entered into the Credit Agreement (the “Credit Agreement”), by and among KORE Wireless Group Inc., as borrower, King LLC Merger Sub, LLC, (“Holdings”), the lenders party thereto from time to time, and WhiteHorse Capital Origination, LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), governing (a) KORE Wireless Group Inc.’s term loan facility in an aggregate principal amount of $300 million and (b) KORE Wireless Group Inc’s revolving loan facility that provides aggregate borrowing availability of $25 million, each maturing on the sixth anniversary of the date thereof. The obligations under the Credit Agreement are secured on a first-priority basis on the assets of certain subsidiaries of the Company (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default, and other provisions that are customary for facilities of this type.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Items 2.01 and 3.03 of this Current Report is incorporated by reference herein.

Prior to the opening of trading on July 21, 2026, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been completed and requested that NYSE suspend trading of Company Common Stock on NYSE prior to the opening of trading on July 21, 2026. The Company also requested that NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Company Common Stock from NYSE and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the shares of Company Common Stock will no longer be listed on NYSE.

In addition the Company intends to file a certification on Form 15 Certification and Notice of Termination of Registration under Section 12(g) of the Exchange Act with the SEC requesting the termination of registration of all shares of Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to all shares of Company Common Stock, and post-effective amendments to its registration statements on Form S-8, Form S-3 and Form S-1, terminating the registration of the Company Common Stock underlying such registration statements.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 1.02, 2.01, 3.01, 5.01 and 5.03 of this Current Report is incorporated by reference herein.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding as of immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of shares of Company Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Merger Consideration for such shares pursuant to the terms of the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

The information provided in the Introduction and Items 2.01 and 5.02 of this Current Report is incorporated by reference herein.

As a result of the completion of the Merger, a change of control of the Company occurred and the Company became a wholly-owned subsidiary of an affiliate of Searchlight.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Items 1.02 and 2.01 of this Current Report is incorporated by reference herein.

Immediately prior to the Effective Time, in connection with the consummation of the Merger, each member of the Company’s board of directors resigned from and ceased serving on the Company’s board of directors and any and all committees thereof. No director resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The members of the Company’s board of directors immediately prior to the Effective Time were Ronald Totton, Timothy M. Donahue, Cheemin Bo-Linn, H. Paulett Eberhart, Andrew Frey, David Fuller, James Giesler, Jay M. Grossman, Robert P. MacInnis, and Michael K. Palmer.

At the Effective Time, pursuant to the terms of the Merger Agreement, (a) the directors of Merger Sub immediately prior to the Effective Time continued as the directors of the Surviving Corporation; and (b) the officers of the Company immediately prior to the Effective Time continued as the officers of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in the Introductory Note and in Item 2.01 of this Current Report is incorporated by reference herein.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation as in effect immediately prior to the Effective Time was amended and restated in its entirety to read as set forth in Exhibit B to the Merger Agreement (the “Charter”). A copy of the Charter is attached hereto as Exhibit 3.1 and is incorporated by reference herein. Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws were amended and restated in their entirety to read as the bylaws of Merger Sub read immediately prior to the Effective Time, except that references to Merger Sub’s name were replaced with references to the name of the Company (the “Bylaws”). A copy of the Bylaws is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 16, 2026, the Company held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement.

As of June 11, 2026, the record date for the Special Meeting, there were 17,622,180 shares of Company Common Stock outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. A total of 12,648,846 shares of Company Common Stock, representing approximately 71.77% of the outstanding shares of Company Common Stock entitled to vote, were present virtually or represented by proxy at the Special Meeting, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

1.	A proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”);

2.
A proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of the Company in connection with the consummation of the Merger (the “Advisory Compensation Proposal”); and

3.
A proposal to approve any adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes in favor of the Merger Agreement Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Each proposal is described in detail in the Company’s definitive proxy statement filed with the SEC on June 12, 2026 and first mailed to the Company’s stockholders on June 12, 2026.

Each of the three proposals was approved by the requisite vote of the Company’s stockholders. In addition to receiving the approval of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger Agreement Proposal at the Special Meeting in accordance with the Delaware General Corporation Law (“Threshold 1”), the Merger Agreement Proposal was approved by the holders of a majority of votes cast by the Disinterested Stockholders (as defined in the Merger Agreement) at the Special Meeting (“Threshold 2”).

The final voting results for each proposal are described below.

(1)	Merger Agreement Proposal:

Threshold 1

For	Against	Abstain
12,455,012	179,815	24,019

Threshold 2

For	Against	Abstain
4,838,896	179,815	24,019

(2) The Advisory Compensation Proposal:

For	Against	Abstain
11,703,375	191,740	753,731

(3) The Adjournment Proposal:

For	Against	Abstain
12,404,593	211,525	32,728

Because the Merger Agreement Proposal was approved by the requisite vote, no adjournment to solicit additional proxies was necessary.

Item 7.01.	Regulation FD Disclosure.

On July 21, 2026, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of February 26, 2026, by and among KORE Group Holdings, Inc., KONA Parent L.P. and KONA Merger Sub Co. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2026 and incorporated by reference herein).

3.1	Amended and Restated Certificate of Incorporation of KORE Group Holdings, Inc.
3.2	Amended and Restated Bylaws of KORE Group Holdings, Inc.
99.1	Press Release, dated as of July 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KORE GROUP HOLDINGS, INC.

Date: July 21, 2026	By:	/s/ Jack W. Kennedy Jr.
Name: Jack W. Kennedy Jr.
Title: Executive Vice President, Chief Legal Officer, and Secretary